EXHIBIT 10.4A



                    Amendment to Piedmont Management Company Inc.

                           1988 Employee Stock Option Plan
                                         and
                           1979 Employee Stock Option Plan

                       WHEREAS, Piedmont Management Company Inc. (the
             "Company") has entered into an Agreement and Plan of Merger dated as of August 7, 1995 between Piedmont and Chartwell Re Corporation (as amended, the "Merger Agreement");

                       WHEREAS, Section 2.1(d) of the Merger Agreement
             provides for certain amendments (the "Amendment") to the Piedmont Management Company Inc. 1988 Employee Stock Option Plan and 1979 Employee Stock Option Plan (collectively, the "Plans"); and

                       WHEREAS, the Company is seeking shareholder
             approval of such amendments in order to grant the Committee the discretion to amend the options granted under the Plans in order to consummate the transactions described in Section 2.1(d) of the Merger Agreement.

                       NOW, THEREFORE, subject to approval of the
             stockholders of the Company, the Plans are amended as follows:

                       1.   Defined Terms.
                            -------------

                       Capitalized terms not otherwise defined herein
             shall have the meanings given to them in the Plans.

                       2.   Accelerated Vesting; Automatic Exercise.
                            ---------------------------------------

                       Subject to the consent of the recipient, the
             Committee shall have the discretion to provide that, as of the day immediately preceding the Option Date (as defined in the Merger Agreement), no recipient may exercise an Option and any Option (whether or not then vested or exercisable) that, as of the Option Date, is "in-the-money" (based on the average of the closing prices for Common Stock for the five trading days preceding the Option Date (such average, the "fair market value")) shall be canceled and the recipient shall receive for any such "in-the-money" Option that number of shares of Common Stock obtained by dividing (i) the excess, if any, of the fair market value per share of Common Stock multiplied by the number of such in-the-money Options held by such recipient over the sum of (A) the aggregate option price of such options plus (B) the aggregate amount required to be withheld for federal, state, and local taxes (using for this purpose











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             the supplemental wage payment withholding rate (currently
             28% for federal taxes)) by (ii) the fair market value per share of Common Stock. No fractional shares of Piedmont Common Stock shall be issued or delivered in connection therewith and each recipient shall instead receive cash (without interest) in an amount equal to any fractional part of a share of Common Stock derived from the above formula multiplied by the fair market value of a share of Common Stock, less any applicable withholding taxes. Any Option that is not in-the-money on such Option Date shall be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                       3.   Amendment to Section 2.
                            ----------------------

                       Section 2 of each Plan is hereby amended as
             follows:

                       (a) Clause (iii) of Section 2 shall be deleted in its entirety and replaced with the following:

                       "Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable stock option agreement or thereafter."

                       (b) The following shall be added at the end of clause (iv) of Section 2:

                       "Such payment may be made in any form specified by the Committee in the applicable stock option agreement or thereafter."

                       4.   Amendment to Section 6.
                            ----------------------

                       Section 6 of each Plan is hereby amended (a) to
             delete the phrase "such period however not to exceed three months beginning the day following the date of termination of employment" and replace it with "the end of such period however not to be later than the date of the consummation of the transactions contemplated by the Merger Agreement", (b) to delete the phrase "and only to the extent such Option or Stock Appreciation Right could have been exercised on the date of termination of employment" and (c) to add the phrase "Except as otherwise specified by the Committee in the applicable stock option agreement or thereafter," at the beginning of the following sentence.

                       5.   Amendment to Section 11.
                            -----------------------



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                       Section 11 of each Plan is hereby amended to
             insert the words "or share amounts otherwise issuable upon the exercise of an Option" after the words "cash amounts otherwise payable".

                       6.   Effective Date of Amendment and Approval by
                            -------------------------------------------
             Stockholders.  Subject to the approval of the Company's
             ------------
             stockholders, the effective date of this Amendment is the date of the special meeting of the Company's stockholders at which such Amendment is to be approved.












































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                                                                   ANNEX E






ction 11.
                            ---------------
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                       Section 11 of each Plan is hereby amended to
             insert the words "or share amounts otherwise issuable upon the exercise of an Option" after the words "cash amounts otherwise payable".

                       6.   Effective Date of Amendment and Approval by
                            -------------------------------------------
             Stockholders.  Subject to the approval of the Company's
             ------------
             stockholders, the effective date of this Amendment is the date of the special meeting of the Company's stockholders at which such Amendment is to be approved.












































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